Filed Pursuant to Rule 424(b)(5)

Registration No. 333-152612

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 18, 2008)

6,449,288 Shares of Common Stock

Warrants to Purchase 1,612,322 Shares of Common Stock

We are offering directly to selected investors up to 6,449,288 shares of our common stock and warrants to purchase up to 1,612,322 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.25 shares of common stock, at an initial exercise price of $3.55 per share. Each unit will be sold at a negotiated price of $2.52 per unit. We refer to the shares of common stock issued or issuable hereunder, and the warrants to purchase common stock issued hereunder, collectively as the securities. The shares of common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

In this offering, RBC Capital Markets Corporation is acting as the representative of the placement agents. The placement agents will use their best efforts to solicit offers to purchase securities in this offering. The placement agents have no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Global Market under the symbol “CRIS.” On January 21, 2010, the last reported sale price for our common stock on the Nasdaq Global Market was $2.96 per share. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page S-4 of this prospectus supplement and those contained in our incorporated documents, to read about factors you should consider before buying our securities.

	Per Unit	Total[1]
Public offering price	$2.5200	$16,252,206
Placement agency fee	$0.1512	$975,132
Proceeds, before expenses, to us	$2.3688	$15,277,074

(1)	Assumes all units offered under this prospectus supplement are sold.

We expect the total offering expenses, excluding the placement agency fee, to be approximately $250,000 for all sales pursuant to this prospectus supplement and accompanying prospectus. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agency fee and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above.

We expect delivery of the units will be made to purchasers on or about January 27, 2010. The units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. Purchaser funds will be deposited into an escrow account and held until jointly released by us and the representative on the date the units are to be delivered to the purchasers, unless other arrangements are made with the Company’s consent. All funds received in the escrow account will be held in a non-interest bearing account.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

RBC CAPITAL MARKETS

RODMAN & RENSHAW, LLC

The date of this prospectus supplement is January 22, 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement or any free writing prospectus we may authorize to be delivered to you, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be, provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein and therein by reference, the information to which we have referred you, and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in the accompanying prospectus and any “free writing prospectus” we may authorize to be delivered to you.

Unless the context otherwise requires, in this prospectus supplement, “Curis,” the “Company,” “we,” “us,” “our” and similar names refer to Curis, Inc. Curis™ and the Curis logo are our trademarks. Other trademarks mentioned in this prospectus supplement are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the entire accompanying prospectus, including the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Business

We are a drug discovery and development company that is committed to leveraging our innovative signaling pathway drug technologies in seeking to develop next generation targeted cancer therapies. We are building upon our past experience in targeting signaling pathways, including the Hedgehog pathway, in our effort to develop our targeted cancer therapies. We conduct our research programs both internally and through strategic collaborations.

Our most advanced program is our Hedgehog pathway inhibitor program under collaboration with Genentech, Inc., a wholly-owned member of the Roche Group. The lead drug candidate being developed under this program is GDC-0449, a first-in-class orally-administered small molecule Hedgehog pathway inhibitor. Genentech and Roche are responsible for the clinical development and commercialization of GDC-0449. Genentech and Roche are currently conducting three clinical trials of GDC-0449, including a pivotal phase II trial in advanced basal cell carcinoma, or BCC, that was initiated in February 2009 and two phase II clinical trials of GDC-0449, in metastatic colorectal cancer and in advanced ovarian cancer, which were initiated in 2008.

In addition to the ongoing clinical trials that Genentech and Roche are conducting, Genentech and the National Cancer Institute, or NCI, are engaged in a collaborative relationship that allows the NCI to study GDC-0449 in additional potential cancer indications. Under this arrangement with NCI, third-party investigators began enrolling patients in a phase I clinical trial that is designed to evaluate the tolerability and safety of GDC-0449 in young patients with medulloblastoma, and a phase II clinical trial to test the drug candidate in adult medulloblastoma patients. Under this arrangement with NCI, third party investigators have also initiated a phase I clinical trial in pancreatic cancer patients and a randomized phase II clinical trial in advanced stomach or gastroesophageal junction cancer patients and have indicated that they plan to commence additional phase II studies, including trials in glioblastoma multiforme and small cell lung cancer patients. An investigator-sponsored phase I clinical trial evaluating GDC-0449 in patients with basal cell nevus (Gorlin) syndrome also has been initiated.

Our internal drug development efforts are focused on our proprietary targeted cancer programs that target multiple signaling pathways. We believe that this approach of targeting multiple nodes in various signaling pathway networks may provide a better therapeutic effect than many of the cancer drugs currently marketed or in development.

Our lead candidate from these programs is CUDC-101, a small molecule compound that is currently in a dose escalation phase I clinical trial and is the first-in-class compound designed to simultaneously target histone deacetylase, or HDAC, epidermal growth factor receptor, or EGFR, and human epidermal growth factor receptor 2, or Her2, all of which are validated cancer targets. We have treated 22 patients to-date in this study and estimate that we will establish our maximum tolerated dose and complete this dose escalation study during the first quarter of 2010.

In addition to our CUDC-101 development efforts, in August 2009, we granted a worldwide, exclusive royalty-bearing license to our Hsp90 inhibitor technology, including CUDC-305 to Debiopharm S.A., a Swiss pharmaceutical development company, or Debipharm. Debiopharm will assume all future development responsibility and incur all future costs related to the development, registration and commercialization of products under the agreement.

Our principal executive office is located at 45 Moulton Street, Cambridge, Massachusetts, 02138 and our telephone number is (617) 503-6500. You can find more information regarding our business and industry by reading our annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission, or SEC, on February 26, 2009 and the other reports we file with the SEC.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	6,449,288 shares

Warrants offered by us pursuant to this prospectus supplement	Warrants to purchase up to 1,612,322 shares of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding after this offering	73,771,648 shares (assuming none of the warrants issued in the offering are exercised)

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, but not be limited to, conducting further preclinical testing and clinical studies of our product candidates including CUDC-101 and our other proprietary targeted cancer small molecule compounds, for capital expenditures and for working capital.

Risk Factors	See “Risk Factors” beginning on page S-4 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 for a discussion of factors you should consider carefully before deciding to invest in our securities.

Listing	Our common stock is listed on the NASDAQ Global Market under the symbol “CRIS.” There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

The number of shares of our common stock to be outstanding after this offering is based on 67,322,360 shares of common stock outstanding as of January 19, 2010. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•

11,110,861 shares of our common stock issuable upon the exercise of stock options outstanding as of January 19, 2010, at a weighted average exercise price of $2.50 per share, of which options to purchase 8,057,831 shares of our common stock were then exercisable;

•	5,247,982 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our 2000 Stock Incentive Plan as of January 19, 2010; and

•	warrants to purchase 1,742,671 shares of our common stock for $1.02 per share, all of which are currently exercisable.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 as filed with the SEC on October 29, 2009. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any expectations of revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization timelines; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors to which we refer you in “Risk Factors” above.

Our business, financial condition, results of operations and prospects may change. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement and the accompanying prospectus, respectively, only. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

The net proceeds to us of this offering, after deducting the placement agents’ commissions and reimbursed expenses but before paying offering expenses, will be approximately $15.0 million. If the offered warrants are fully exercised for cash, we will receive additional proceeds of approximately $5.7 million. We will not pay the placement agents any fee with respect to shares of our common stock issued upon exercise of the warrants.

We currently intend to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to:

•	to conduct further preclinical testing and clinical studies of our product candidates including CUDC-101 and our other proprietary targeted cancer small molecule compounds;

•	for capital expenditures; and

•	working capital.

Pending use of the net proceeds as described above, we intend to invest the net proceeds in accordance with our investment policy guidelines, which currently provide for investment of funds in cash equivalents, United States government obligations, high grade and corporate notes and commercial paper.

DILUTION

The net tangible book value of our common stock as of September 30, 2009 was $25,448,000 or $0.38 per share. Net tangible book value per share of our common stock is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of shares of our common stock issued and outstanding as of September 30, 2009. Dilution in net tangible book value per share to new investors represents the difference between the amount per unit paid by purchasers of securities in this offering and the net tangible book value per share of our common stock immediately afterwards.

Without taking into account any other changes in net tangible book value after September 30, 2009, other than the sale of 6,449,288 units offered by us hereby at a price of $2.52 per unit and after deducting placement agent fees and estimated offering expenses, our adjusted net tangible book value per share of our common stock as of September 30, 2009 would have been $41.4 million or $0.56 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.18 per share to existing stockholders and an immediate dilution of $1.96 per share to new investors in this offering. Our net tangible book value calculation assumes no exercise of the warrants offered hereby. The following table illustrates this per share dilution:

Public offering price per unit		$2.52
Net tangible book value per share as of September 30, 2009	$0.38
Increase per share attributable to new investors	0.18

Adjusted net tangible book vale per share as of September 30, 2009		0.56

Dilution per share to new investors		$1.96

Investors that purchase common stock upon exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

In the discussion and table above, we assume no exercise of outstanding options or warrants. As of September 30, 2009, there were 11,500,935 shares of common stock reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $2.47 per share and 2,138,661 shares of common stock reserved for issuance upon exercise of outstanding warrants with an exercise price of $1.02 per share. To the extent that any of these outstanding options or warrants are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We are offering the securities through two placement agents. RBC Capital Markets Corporation, or RBC, has entered into a placement agent agreement with us in which RBC has agreed to act as the representative of the placement agents in connection with this offering. Under the placement agent agreement, RBC, which we sometimes refer to as a placement agent or the representative, has agreed that it and Rodman & Renshaw, LLC, or Rodman, as placement agents, will use their best efforts to arrange for the sale of up to 6,449,288 units, with each unit consisting of one share of common stock and a warrant to purchase 0.25 shares of common stock, at an initial exercise price of $3.55 per share.

The placement agents are not purchasing or selling any units from us, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of units. We will enter into subscription agreements directly with investors in connection with this offering. The placement agent agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions, letters and certificates.

This prospectus supplement will be distributed to the investors who agree to purchase units, informing the investors of the closing date as to such units. We currently anticipate that closing of the sale of 6,449,288 units will take place on or about January 27, 2010. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

Investor funds will be deposited into an escrow account set up at JPMorgan Chase Bank, N.A., as escrow agent, unless other arrangements are made with our consent. Before the closing date, the escrow agent will notify the representative when funds to pay for the units have been received. We will issue the units upon receiving notice from the placement agent. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned to investors and this offering will terminate.

We will pay the placement agents a fee equal to 6.0% of the gross proceeds of the sale of the units in this offering. RBC will be paid 75% of the placement agent fee and Rodman will be paid the remaining 25% of such fee. The following table shows the per unit and total fee we will pay to the placement agents assuming all of the units offered by this prospectus supplement are issued and sold by us.

	Per Unit	Total
Placement Agent Fee	$0.1512	$975,132

Because there is no minimum offering amount required as a condition to closing, the actual total may be less than the maximum total set forth above. We will also reimburse the placement agents for certain expenses, not to exceed $120,000, incurred by them in connection with this offering, including legal fees and expenses. The estimated offering expenses payable by us, in addition to the placement agent fee of $975,132, are approximately $250,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing our common stock. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $15.0 million.

In no event will the total amount of compensation paid to RBC, Rodman and any other member of the Financial Industry Regulatory Authority upon completion of this offering exceed 8.0% of the gross proceeds of this offering.

We and each of our directors and executive officers have agreed that, without the prior written consent of RBC, they will not, during the period ending 90 days after the date of this prospectus supplement:

•	offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or securities convertible into or exercisable or exchangeable for common stock;

•

enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of our common stock or securities convertible into or exercisable or exchangeable for common stock; or

•	engage in any short selling of our common stock or securities convertible into or exercisable or exchangeable for common stock;

whether any such transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

In addition, during such 90-day restricted period, we will not file any registration statement (other than on Form S-8) with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exchangeable for our common stock.

The restrictions described above do not apply to:

with respect to us:

•	the shares of our common stock or warrants to purchase shares of our common stock to be sold in this offering;

•	the issuance by us of shares of our common stock or options to purchase shares of our common stock, or common stock upon exercise of options, pursuant to our 2000 Stock Incentive Plan; or

•

the issuance by us of shares of our common stock upon the exercise of warrants to purchase our common stock that are currently outstanding (as described above under the heading “The Offering” on page S-3); or

with respect to our directors and executive officers:

•

transfers pursuant to, or in connection with the entry into, or modification of, a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act; of shares acquired in open market transactions after the completion of this offering;

•	transfers that are bona fide gifts;

•	transfers to a trust, family limited partnership or to a family limited liability company; or

•	transfers by will or intestacy;

provided that in each of the last three transactions, that each of the donees, distributees or transferees thereof agree in writing to be bound by the terms of the lock-up agreement described above.

The 90-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the “lock-up” restrictions described above will, subject to limited exceptions, continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The representative has informed us that the placement agents will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Our shares of common stock are quoted on the Nasdaq Global Market under the symbol “CRIS.” There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

The transfer agent for our common stock to be issued in this offering is BNY Mellon Shareowner Services located at 480 Washington Blvd., 27th floor, Jersey City, New Jersey 07310.

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement, or to contribute to payments the placement agents may be required to make in respect of such liabilities.

From time to time, the placement agents and their affiliates have provided, and may from time to time in the future provide, investment banking and other services to us, our affiliates and/or stockholders for which they receive customary fees and commissions.

DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under “Description of Common Stock and Preferred Stock” beginning on page 7 of the accompanying prospectus.

DESCRIPTION OF WARRANTS

General. The warrants will be issued under subscription agreements between each of the purchasers and us. For a complete description of the terms and conditions applicable to the warrants, you should review a copy of the subscription agreement, and the form of warrant which is attached thereto, which will be an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants.

Each warrant entitles the registered holder to purchase the number of shares of our common stock set forth in the cover thereof at an exercise price of $3.55 per share, at any time commencing on January 27, 2010. The warrants will expire on January 27, 2015 at 5:00 p.m., New York City time. Except in certain circumstances noted below, the exercise price must be paid in cash at the time of exercise. We will not list the warrants on the NASDAQ Global Market, any national securities exchange or other nationally recognized trading system. The common stock underlying the warrants is listed on the NASDAQ Global Market.

Payment of exercise price. The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants unless there is no effective registration statement registering the issuance of shares of common stock issuable upon exercise of the warrants issued to purchasers in this offering. In that event, such warrants may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Anti-dilution provisions. The exercise price of the warrants is subject to weighted-average anti-dilution adjustments for any issuance of common stock or rights to acquire common stock for consideration per share less than the exercise price of the warrants. For purposes of these adjustments, dilutive issuances do not include securities issued under existing instruments, under board-approved equity incentive plans or in certain strategic transactions. Upon any reduction in the exercise price of the warrants from a dilutive issuance of our securities, the number of common shares issuable upon exercise of the warrants would be increased proportionately. If any of these anti-dilution adjustments would result in the number of shares issued in this offering and issuable under the warrants increasing to 20% or more of our common shares outstanding prior to the offering, the adjustment below that threshold will not take effect until we obtain shareholder approval for the transactions contemplated by the warrant. In that event, we would be obligated to use our reasonable best efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such exercise price adjustment.

Effect of Fundamental Transaction. If, at any time while warrants are outstanding, (i) we merge or consolidate with or into another entity, (ii) we sell all or substantially all of our assets in one or a series of related transactions, (iii) a tender or exchange offer is completed pursuant to which our stockholders are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, then the holder of any warrants will have the right thereafter to receive, upon exercise of the warrants, the same amount and kind of securities, cash or property to which a holder of the number of shares of common stock then issuable upon the exercise or conversion of such warrants would have been entitled upon such transaction.

Rights Upon Distribution of Assets. If at any time while the warrants are outstanding, we distribute to all holders of our common stock for no consideration (i) evidences of indebtedness, (ii) any security or (iii) rights, options or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash or cash dividends), then, upon any exercise of a warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the holder of such warrant shall be entitled to receive, in addition to the common stock otherwise issuable upon such exercise of the warrant (if applicable), the assets that such holder would have been entitled to receive in respect of such number of shares of common stock issuable upon the exercise of the warrant had the holder been the record holder of such shares of common stock immediately prior to such record date.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Goodwin Procter LLP, New York, New York, is counsel for the placement agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Information in documents that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement.

(1) Our Annual Report on Form 10-K for the year ended December 31, 2008, as amended on November 13, 2009;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(3) Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2009;

(4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009;

(5) Our Current Report on Form 8-K dated February 5, 2009;

(6) Our Current Report on Form 8-K dated August 6, 2009;

(7) All of our filings pursuant to the Exchange Act after the date of filing of the initial registration statement; and

(8) The description of our common stock contained in our registration statement on Form 8-A dated April 12, 2000, and including any other amendments or reports filed for the purpose of updating that description.

Information contained in this prospectus supplement, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus supplement or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Curis, Inc.

45 Moulton Street

Cambridge, MA 02138

Attention: Chief Financial Officer

Telephone: (617) 503-6500

All documents that we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination or completion of this offering of securities shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

PROSPECTUS

Curis, Inc.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may from time to time issue up to $50,000,000 aggregate principal amount of common stock, preferred stock and warrants. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market and traded under the symbol “CRIS.” On July 24, 2008, the closing price of our common stock was $1.66 per share. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of the General Instructions to Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated August 18, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

CURIS, INC.

We are a drug discovery and development company that is focused on seeking to develop next generation targeted small molecule drug candidates for cancer treatment. We are pursuing drug development efforts in the field of cancer through our targeted cancer drug development platform and we are building upon our past experiences in targeting signaling pathways as we pursue the development of these next generation targeted cancer therapies.

Our most advanced program is a Hedgehog antagonist program that is being undertaken pursuant to a collaboration agreement with Genentech. GDC-0449 is the lead molecule under this collaboration and Genentech is conducting a phase II clinical trial of GDC-0449 in combination with bevacizumab and chemotherapy in metastatic colorectal cancer and is conducting a phase I expansion cohort of GDC-0449 in advanced basal cell carcinoma patients. Genentech has stated that it expects to initiate two additional phase II clinical trials in advanced ovarian cancer and in advanced basal cell carcinoma in the second half of 2008.

We are also seeking to apply our signaling pathway-based preclinical drug development experience to develop cancer drug candidates designed to target other biological signaling pathways based upon our proprietary targeted cancer drug development platform. This platform focuses on the development of single agent drug candidates targeting one or more molecular components within the signaling pathways associated with certain cancers. These programs are primarily focused on seeking to develop a number of proprietary, small molecule, single agent, multi-targeted inhibitor drug compounds, including CUDC-101, the first drug candidate we have selected as a development candidate from this platform. Each proprietary compound is being designed to inhibit validated cancer targets, including targets such as the epidermal growth factor receptor (EGFR), vascular endothelial growth factor receptor (VEGFR), heat shock protein 90 (Hsp90), epidermal growth factor 2 (Her2) and in combination with inhibition of histone deacetylase, or HDAC, which is a validated non-kinase cancer target. We are also seeking to use this platform to develop proprietary single agent, single target drug candidates for cancer indications, including an Hsp90 inhibitor.

CUDC-101, our lead drug candidate under internal development, is being designed as a first-in-class therapeutic to inhibit HDAC, EGFR and Her2. In May 2008, we filed an investigational new drug, or IND, application for CUDC-101 and we expect to treat our first patient in the phase I trial during the third quarter of 2008.

In July 2008, we named CUDC-305, an orally available, synthetic small molecule inhibitor of Hsp90, as a development candidate. We expect to initiate IND-enabling studies shortly and anticipate that, assuming the outcome of those studies is favorable, we will file an IND application for CUDC-305 in mid-2009.

In the future, we plan to continue to seek corporate collaborators for the further development and commercialization of one or more programs arising from our targeted cancer drug development platform. When evaluating potential collaborative opportunities, we plan to seek to retain significant rights and involvement or control in at least the early stages of clinical development.

We were organized as a Delaware corporation in February 2000. Our principal executive office is located at 45 Moulton Street, Cambridge, Massachusetts, 02138 and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement. Our website address is included as an inactive textual reference only.

Curis™ and the Curis logo are our trademarks. This prospectus and the documents we incorporate by reference into this prospectus may also contain trademarks and trade names of others.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement, and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected timing, progress or success of our and our collaborator’s preclinical research and development and clinical programs;

•	the timing, costs and other limitations involved in obtaining regulatory approval for any of our product candidates;

•	the potential benefits of our product candidates over other therapies;

•	our ability to market, commercialize and achieve market acceptance for any of our product candidates that we are developing or may develop in the future;

•	our estimate of market sizes and anticipated uses of our product candidates;

•

our ability to enter into and maintain collaboration agreements with respect to our product candidates and the performance of our collaborative partners under such agreements, including statements with respect to our current collaborations with Genentech;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our estimates of future performance;

•	our ability to raise sufficient capital to fund our operations; and

•	estimates we may make regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and in any prospectus supplement may not transpire.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this document, any supplements to this document and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to:

•	to conduct further preclinical testing and clinical studies of our product candidates;

•	for capital expenditures; and

•	working capital.

Pending use of the net proceeds as described above, we intend to invest the net proceeds in accordance with our investment policy guidelines, which currently provide for investment of funds in cash equivalents, United States government obligations, high grade and corporate notes and commercial paper.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock; and

•	warrants to purchase common stock or preferred stock.

In this prospectus, we refer to the common stock, preferred stock and warrants collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $50,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock and preferred stock may also be affected by Delaware law.

Under our charter, our authorized capital stock consists of 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of July 25, 2008, we had 63,433,660 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding common stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on the NASDAQ Global Market under the symbol “CRIS.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Preferred Stock

General. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights, dividend rights, liquidation preferences, conversion rights and redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not be subject to any preemptive or similar rights.

Voting Rights. The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Other. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

Certain Effects of Authorized But Unissued Stock

We have shares of common stock and preferred stock available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under Delaware law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Delaware Law and Charter and Bylaw Provisions

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Staggered Board of Directors. Our bylaws provide for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Our bylaws also provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote. The classification of our board of directors and the limitations on the removal of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. Our bylaws require the affirmative vote of the holders of at least 75% of our outstanding voting securities to amend or repeal the provision relating to the division of our board of directors into three classes.

Limitation of Liability; Indemnification. Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporate Law of Delaware. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Stockholder Action; Special Meeting of Stockholders. Our bylaws provide that action required or permitted to be taken by our stockholders at an annual meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written consent in lieu of a meeting. Our bylaws also provide that special meetings of stockholders may only be called by the chairman of our board of directors, the chief executive officer (or if there is no chief executive officer, our president), or by our board of directors. These provisions could have the effect of delaying until the next stockholders’ meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders Of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters or dealers; or

•	directly to investors, including our affiliates.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the proceeds we will receive from the sale;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such common stock may be listed.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under our agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may engage in transactions with or perform services for us in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lockup arrangements will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to you on the SEC’s Internet site.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

(1) Our Annual Report on Form 10-K for the year ended December 31, 2007;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(3) Our Current Report on Form 8-K dated January 25, 2008;

(4) Our Current Report on Form 8-K dated March 24, 2008;

(5) Our Current Report on Form 8-K dated May 16, 2008;

(6) All of our filings pursuant to the Exchange Act after the date of filing of the initial registration statement; and

(7) The description of our common stock contained in our registration statement on Form 8-A dated April 12, 2000, and including any other amendments or reports filed for the purpose of updating that description.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Curis, Inc.

45 Moulton Street

Cambridge, MA 02138

Attention: Chief Financial Officer

Telephone: (617) 503-6500

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

6,449,288 Shares of Common Stock

Warrants to Purchase 1,612,322 Shares of Common Stock

PROSPECTUS SUPPLEMENT

RBC Capital Markets

Rodman & Renshaw, LLC

January 22, 2010